Exhibit 10.1

SECOND AMENDMENT TO PARTICIPATION AGREEMENT

THIS SECOND AMENDMENT TO PARTICIPATION AGREEMENT (this “Amendment”) is made this 5th day of August, 2009 among Chesapeake Louisiana, L.P., an Oklahoma limited partnership (“Chesapeake”) and Plains Exploration & Production Company, a Delaware corporation, and its wholly owned subsidiaries, PXP Louisiana L.L.C., a Delaware limited liability company and PXP Louisiana Operations LLC, a Delaware limited liability company (collectively, “PXP”). Chesapeake and PXP shall be referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

WHEREAS, Chesapeake and PXP desire to amend certain provisions of that certain Participation Agreement dated July 7, 2008, by and between Chesapeake and PXP, as amended by that certain First Amendment to Participation Agreement dated February 20, 2009 (the “Agreement”).

NOW THEREFORE, IN CONSIDERATION OF the mutual covenants set forth herein and in the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PXP and Chesapeake hereby amend the Agreement as follows:

1. Definitions and References. As used in this Amendment, except as otherwise defined herein, all terms defined or referenced in the Agreement will have the same meanings herein as therein.

2. Amendment to Section 1. Section 1 of the Agreement is hereby amended by the deletion of Sections 1.11 and 1.21. Section 1 of the Agreement is hereby further amended by: (a) deleting Sections 1.35 and 1.36 and replacing those Sections with the following Sections 1.35 and 1.36:

“1.35 “Promoted Well” means any Well in which Chesapeake elects to participate with respect to which PXP has paid or is obligated to pay Promoted Well Costs.”

“1.36 “Promoted Well Costs” means fifty percent (50%) of Chesapeake’s working interest share of all Well Costs attributable to periods on or before September 30, 2009 (hereinafter the “Settlement Date”).”

3. Amendment of Section 3. All of Section 3, including Sections 3.1, 3.2, 3.3 and 3.4, is deleted in its entirety and replaced with the following:

Section 3. Promote Cap Settlement.

On September 29, 2009, PXP shall pay to Chesapeake the sum of One Billion One Hundred Million Dollars ($1,100,000,000.00) (hereinafter referred to as the “Settlement Payment”) in settlement of the estimated balance of the Promote Cap owing after application thereto of all Promoted Well Costs as set forth in this Section 3. No later than ninety (90) days after the Settlement Date, Chesapeake shall: (a) determine the balance of the Promote Cap incorporating any Promoted Well Costs not previously applied (hereinafter the “Unapplied Promote Cap”); (b) discount the Unapplied Promote Cap at twelve percent (12%) (the “Adjusted Settlement Amount”); (c) determine the adjustments to the Settlement Payment based upon the terms hereof; and (d) prepare and send to PXP a final settlement statement with respect to the Unapplied Promote Cap (the “Final Settlement Statement”). PXP shall have sixty (60) days after receipt of the Final Settlement Statement to object to the determinations therein by written notice specifying the items with respect to which PXP objects and in the event PXP fails to object within such sixty (60) day period, PXP will be deemed to have agreed to the Final Settlement Statement submitted by Chesapeake. In the event that PXP objects to the Final Settlement Statement, the Parties shall negotiate in good faith toward resolving any disputes concerning the Final Settlement Statement and any necessary adjustments relating thereto within thirty (30) days after Chesapeake’s receipt of PXP’s objection to the Final Settlement Statement. Upon finalization of the Final Settlement Statement pursuant to this Section, in the event the Adjusted Settlement Amount is less than the Settlement Payment Chesapeake shall repay PXP the positive difference determined by subtracting the Adjusted Settlement Amount from the Settlement Payment and if the Adjusted Settlement Amount is greater than the Settlement Payment PXP shall pay Chesapeake the positive difference determined by subtracting the Settlement Payment from the Adjusted Settlement Amount. The positive difference referenced in the preceding sentence will be paid by the Party owing such amount within five (5) days after its determination. The Parties agreement as to the Final Settlement Statement and the payment of any amounts owing by one Party to the other pursuant thereto is referred to herein as the “Final Settlement.” PXP shall remain fully liable for and pay in accordance with its prior practices all Promoted Well Costs billed to PXP prior to the submission of the Final Settlement Statement, and no additional Promoted Well Costs will be billed to PXP after submission of the Final Settlement Statement nor shall PXP have any obligation to pay Promoted Well Costs not billed to PXP prior to the submission of the Final Settlement Statement. The Parties further agree that with respect to any post Final Settlement audit or other adjustments under any applicable JOA involving Promoted Well Costs, PXP shall only be entitled to or burdened by an amount equal to twelve percent (12%) of any such adjustment attributable to Promoted Well Costs.

4. Amendment of Section 6. Section 6 is amended to add the following:

“The tax partnership agreement shall only apply to Wells spudded by the Parties prior to the Settlement Date.”

5. Amendment of Section 8.3. Section 8.3 of the Agreement is hereby amended to delete the third sentence and replace same with the following:

“As used in this Agreement, “Acquisition Price” for any Acquired Interests acquired between the Effective Date and June 30, 2013 means: (a) with respect to Acquired Interests offered to PXP by Chesapeake, Chesapeake’s Lease Acquisition Costs plus Five Thousand Dollars ($5,000.00) per Net Acre; and (b.) with respect to Acquired Interests offered by PXP to Chesapeake, PXP’s Lease Acquisition Costs minus Five Thousand Dollars ($5,000.00) per Net Acre.”

6. Amendment of Section 9.1. The last two sentences of Section 9.1 of the Agreement are hereby deleted in their entirety.

7. Addition Section 27. The following Section 27 is hereby added to the Agreement:

“Section 27. Miscellaneous

27.1 Chesapeake and PXP shall each bear and pay its working interest share of any costs and expenses associated with any Well drilled on the Joint Leases in accordance with the terms of the Agreement and the applicable JOA, including any elections thereunder.

27.2 In the event of a cash refund pursuant to Sections 4.4(c) and 4.6 of the PSA (a “PSA Refund”), then, in addition to such PSA Refund, PXP shall also be entitled to receive a refund equal to the amount of such PSA Refund discounted at twelve percent (12%).

27.3 Chesapeake shall be obligated to spud, and diligently proceed toward completing, a minimum of one hundred fifty (150) Wells on the Joint Leases during each twelve (12) month period beginning October 1, 2009 through September 30, 2012, for a minimum total of four hundred fifty (450) Wells, provided, however, if, during any such twelve (12) month period, PXP fails to participate with its full working interest share in thirty-five (35) Wells, Chesapeake’s obligations to PXP under this Section 27.3 shall terminate with respect to the remaining Wells to be drilled during such twelve (12) month period.

27.4 The Parties hereby agree to amend and restate Exhibit “L” to the PSA by executing and recording the Memorandum of Participation Agreement attached hereto as Attachment 1.”

8. Full Force and Effect. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms. Except as otherwise provided herein, all provisions of this Amendment shall become effective on the Settlement Date; provided, however, that any provisions of this Agreement requiring performance by either or both Parties prior to the Settlement Date shall be effective as of the date of required performance, and if PXP fails to make the Settlement Payment on September 29, 2009, this Amendment shall be void ab initio.

9. Governing Law. This Amendment will be governed by and interpreted, construed and enforced in accordance with the laws of the State of Louisiana.

10. Counterparts. This Amendment may be executed in multiple counterparts, each of which will be an original instrument, but all of which will constitute one agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, PXP and Chesapeake have executed this Amendment on the date first above written.

CHESAPEAKE:

CHESAPEAKE LOUISIANA, L.P., an Oklahoma limited partnership

By:	Chesapeake Operating, Inc., General Partner

By:	/s/ Douglas J. Jacobson
Douglas J. Jacobson
Executive Vice President

PXP:

PLAINS EXPLORATION & PRODUCTION COMPANY, a Delaware corporation

By:	/s/ John F. Wombwell
John F. Wombwell
Executive Vice President, General Counsel & Secretary

PXP LOUISIANA L.L.C., a Delaware limited liability company

By:	/s/ John F. Wombwell
John F. Wombwell, Vice President & Secretary

PXP LOUISIANA OPERATIONS LLC, a Delaware limited liability company

By:	/s/ John F. Wombwell
John F. Wombwell, Vice President & Secretary

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